Exhibit (c)(6)
CKX, Inc. MAY 21, 2008 Confidential Presentation to the Special Committee of the Board of Directors Houlihan Lokey www.hlhz.com U.S. 800.788.5300 Europe +44 (0)20.7839.3355 Hong Kong 852.3551.2300 Japan 81.3.4577.6000 Los Angeles•New York•Chicago•San Francisco•Minneapolis•Washington, D.C.•Dallas•Atlanta•London•Paris•Frankfurt•Hong Kong•Tokyo

These materials are provided for the information of the Special Committee of the Board of Directors of CKX, Inc. (“CKX” or the “Company”) by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) in connection with the Special Committee’s consideration of a potential transaction involving the Company or its affiliates (the “Proposed Transaction”). These materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context.
These materials are provided on a confidential basis for the information of the Special Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s written consent. Notwithstanding the foregoing, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including its employees, representatives and agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company. Any discussion in these materials regarding any U.S. federal tax matter is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such discussion was written to support the marketing or promotion of the transaction(s) or matters(s) to which the discussion relates. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Houlihan Lokey is not an expert on, and nothing contained herein should be construed as advice with regard to, legal, accounting, regulatory, insurance or tax matters.
These materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date of these materials. Houlihan Lokey undertakes no obligation to update, revise or reaffirm these materials. These materials are not intended to provide the sole basis for evaluation of the Proposed Transaction, do not purport to contain all information that may be required and should not be considered a recommendation with respect to the Proposed Transaction. These materials do not address the underlying business decision of the Special Committee, the Company or any other party to proceed with or effect the Proposed Transaction, or the relative merits of the Proposed Transaction as compared to any alternative business strategies that may exist for the Company or any other party. These materials do not constitute an opinion with respect to the Proposed Transaction, nor a recommendation to any security holder of the Company or any other person as to how such person should vote or act with respect to the Proposed Transaction. The preparation of these materials involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, are not readily susceptible to summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Thus, the analyses contained in these materials must be considered as a whole. Selecting portions of the analyses, without considering all analyses, could create an incomplete view. Estimates of value contained in the analyses are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In preparing these materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Proposed Transaction.
The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor a recommendation to the Special Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion that is delivered to the Special Committee.
The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.
All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the relevant party that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based.
Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon representations made by management of the relevant party, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.
The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey Table of Contents Page Executive Summary. 1 Financial Analysis 6 Market Multiple Methodology .. 8 Comparable Transaction Methodology . 14 Discounted Cash Flow Approach... 17 Public Price Approach 30 Valuation of License Agreements... 33 Appendices .. 37 Supplemental Schedules 38

Executive Summary

Houlihan Lokey
CKX

Executive Summary

Transaction Value Overview

Summary of Transaction Value

(figures in millions, except per share values)

Offer Summary	
Transaction Consideration Per Share [1]	**$12.00**
Total Diluted Shares Outstanding [2]	97.4
Total Market Capitalization	**$1,169.3**
Add: Net Debt [2]	46.7
Add: Minority Interest [2]	4.7
Add: Preferred Stock [2]	22.8
Indicated Enterprise Value	**$1,240.0**
LTM 3/31/2008 EBITDA [3]	$95.4
Implied EV/EBITDA Multiple	**13.0x**
2008E EBITDA [3]	$93.9
Implied EV/EBITDA Multiple	**13.2x**

Implied Premiums to Historical Stock Trading Prices[4]

Implied Stock Premium - As of May 12, 2008 [5]	
Per Share Transaction Consideration [1]	**$12.00**
1-Day Stock Price	$9.70
Implied 1-Day Stock Premium	**23.7%**
1-Week Stock Price	$9.36
Implied 1-Week Stock Premium	**28.2%**
1-Month Stock Price	$8.93
Implied 1-Month Stock Premium	**34.4%**

[1] *Based on the proposed Amendment No.4, dated as of May 21, 2008 to the Merger Agreement by and among CKX, 19X Acquisition Corp. and 19X, as amended (the "Agreement").*
[2] *Per the Company's Form 10-Q for the period ended March 31, 2008.*
[3] *EBITDA calculated after minority interest payments to Elvis Presley Enterprises ("EPE") and Muhammad Ali Enterprises ("MAE") minority shareholders and including $10 million for FX Real Estate and Entertainment Inc. ("FXRE") payments under license agreements between FXRE and CKX relating to EPE and MAE (collectively, the "License Agreements").*
[4] *Source: Capital IQ.*
[5] *CKX closing stock price as of May 12, 2008, the day prior to the announced revised offer of $12.00 per share.*

1

Houlihan Lokey Executive Summary VALUATION INDICATIONS VS. MERGER CONSIDERATION1 — PRICE PER SHARE Price per Share Implied Per Share Reference Range $20.00 $18.00 $16.00 $14.00 $12.00 $10.00 Per Share Consideration: $12.00 (1) May 31, 2007 Share Price: $10.63 (2) $8.00 $6.00 Market Multiple Comparable Discounted Cash Discounted Cash Public Price Approach Transaction Flow Approach Flow Approach Approach Approach (2013) (2012) May 12, 2008 Share Price: $9.70 (3) $8.37 $10.82 $12.26 $13.45 $12.97 $17.40 $17.78 $13.53 $10.12 $12.10 Note: No particular weight was attributed to any particular analysis. 1 Based on the proposed Amendment No.4 to the Agreement. 2 CKX closing stock price as of May 31, 2007, the day prior to the announcement of the original Transaction at $13.75 per share. 3 CKX closing stock price as of May 12, 2008, the day prior to the announced revised offer of $12.00 per share.

Houlihan Lokey

CKX

Executive Summary

Reference Range Summary

(figures in millions, except price per share)

	Market Multiple Approach		Comparable Transaction Approach		Discounted Cash Flow Approach (2013)		Discounted Cash Flow Approach (2012)		Public Price Approach	
	Low	High	Low	High	Low	High	Low	High	Low	High
Enterprise Value [1]	**$970.0**	**$1,060.0**	**$1,110.0**	**$1,200.0**	**$1,226.0**	**$1,614.0**	**$1,179.0**	**$1,577.0**	**$890.0**	**$1,060.0**
Add: PV of License Agreements [2]	146.0	180.0	146.0	180.0	146.0	180.0	146.0	180.0	0.0	0.0
Adjusted Enterprise Value	**$1,116.0**	**$1,240.0**	**$1,256.0**	**$1,380.0**	**$1,372.0**	**$1,794.0**	**$1,325.0**	**$1,757.0**	**$890.0**	**$1,060.0**
Add: Cash [3]	$55.9	$55.9	$55.9	$55.9	$55.9	$55.9	$55.9	$55.9	$55.9	$55.9
Add: Loan Receivable [4]	$8.1	$8.1	$8.1	$8.1	$8.1	$8.1	$8.1	$8.1	$0.0	$0.0
Less: Debt [3]	102.6	102.6	102.6	102.6	102.6	102.6	102.6	102.6	102.6	102.6
Less: Minority Interest [5]	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	4.7	4.7
Less: Preferred Stock [3]	22.8	22.8	22.8	22.8	22.8	22.8	22.8	22.8	22.8	22.8
Equity Value	$1,054.6	$1,178.6	$1,194.6	$1,318.6	$1,310.6	$1,732.6	$1,263.6	$1,695.6	$815.8	$985.8
Price per Share [6]	**$10.82**	**$12.10**	**$12.26**	**$13.53**	**$13.45**	**$17.78**	**$12.97**	**$17.40**	**$8.37**	**$10.12**
Offer Price [7]	$12.00	$12.00	$12.00	$12.00	$12.00	$12.00	$12.00	$12.00	$12.00	$12.00

---

[1] CKX core operations and new initiatives.

[2] Based on the present value of projected payments from FXRE to CKX, as projected by the Company, in connection with the License Agreements. Projected EPE license payments are based on the greater of contractual minimum guarantees or the projected 3 percent royalty from Las Vegas and Graceland Elvis themed hotels, as applicable ("Phase I development"). The Company's projections do not include potential royalties from potential properties in Asia, Middle East, Europe or other markets. Projected MAE license payments are based on the contractual minimum guarantees in light of such guarantees exceeding projected royalty payments otherwise owed.

[3] Per the Company's Form 10-Q for the period ended March 31, 2008.

[4] Loans receivable from related parties.

[5] Minority interest has been captured in other approaches through adjustments to representative levels as provided by Company management.

[6] Based on fully diluted shares outstanding of 97.4 million per the Company's Form 10-Q for the period ended March 31, 2008.

[7] Based on the proposed Amendment No.4 to the Agreement.

3

Houlihan Lokey

CKX

Executive Summary

Comparison of Selected Companies

($ in millions, except per share prices)

Comparison of Comparable Companies [1]

Diversified Media Companies	Ticker	As of September 25, 2007 Market Value of Equity	As of September 25, 2007 Enterprise Value	As of September 25, 2007 EV / EBITDA	As of May 20, 2008 Market Value of Equity	As of May 20, 2008 Enterprise Value	As of May 20, 2008 EV / EBITDA	Percentage Variance Market Value of Equity	Percentage Variance Enterprise Value	Percentage Variance EV / EBITDA
CBS Corporation	CBS	$22,952.0	$27,171.1	8.8x	$15,888.4	$20,757.8	6.8x	-30.8%	-23.6%	-22.3%
Walt Disney Co.	DIS	69,125.4	79,215.4	9.1x	67,572.6	67,572.6	8.4x	-2.2%	-14.7%	-6.9%
Lions Gate Entertainment Corp.	LGF	1,208.7	1,475.1	NMF	1,168.2	1,168.2	NMF	-3.3%	-20.8%	NA
News Corp.	NWS.A	67,963.9	73,373.9	12.1x	50,283.2	50,283.2	8.9x	-26.0%	-31.5%	-26.1%
Time Warner Inc.	TWX	68,488.2	107,983.2	8.1x	58,139.0	58,139.0	7.4x	-15.1%	-46.2%	-9.2%
Viacom, Inc.	VIA.B	26,055.2	32,943.7	9.6x	24,808.8	24,808.8	8.4x	-4.8%	-24.7%	-12.6%
Mean								-13.7%	-26.9%	-15.4%
Median								-9.9%	-24.1%	-12.6%

Content Management Companies	Ticker	As of September 25, 2007 Market Value of Equity	As of September 25, 2007 Enterprise Value	As of September 25, 2007 EV / EBITDA	As of May 20, 2008 Market Value of Equity	As of May 20, 2008 Enterprise Value	As of May 20, 2008 EV / EBITDA	Percentage Variance Market Value of Equity	Percentage Variance Enterprise Value	Percentage Variance EV / EBITDA
CKX Inc.	CKXE	$1,134.6	$1,260.7	20.8x	$970.5	$1,021.9	11.9x	-14.5%	-18.9%	-42.6%
Dic Entertainment Holdings Inc.	DEKE	53.8	73.7	NA	19.7	44.6	NMF	-63.5%	-39.5%	NA
4 Kids Entertainment Inc.	KDE	222.6	117.0	NA	103.9	46.0	-1.5x	-53.3%	-60.7%	NA
Marvel Entertainment, Inc.	MVL	1,939.1	2,027.7	8.2x	2,562.8	2,772.8	11.3x	32.2%	36.7%	38.2%
Mean								-24.8%	-20.6%	-2.2%
Median								-33.9%	-29.2%	-2.2%
All Companies										
Mean								-18.1%	-24.4%	-11.6%
Median								-14.8%	-24.1%	-12.6%

Comparison of Indications of Value [2]

	As of September 25, 2007 Enterprise Value	As of September 25, 2007 Market Value of Equity	As of September 25, 2007 Price per Share	As of May 20, 2008 Enterprise Value	As of May 20, 2008 Market Value of Equity	As of May 20, 2008 Price per Share	Percentage Variance Enterprise Value	Percentage Variance Market Value of Equity	Percentage Variance Price per Share
Market Multiple Approach	$1,356.0	$1,292.4	$13.28	$1,240.0	$1,178.6	$12.10	-8.6%	-8.8%	-8.9%
Selected Transaction Approach	1,266.0	1,202.4	$12.36	1,380.0	1,318.6	$13.53	9.0%	9.7%	9.5%
Discounted Cash Flow Approach (2013)	NA	NA	NA	1,794.0	1,732.6	$17.78	NA	NA	NA
Discounted Cash Flow Approach (2012) [3]	1,901.0	1,837.4	$18.88	1,757.0	1,695.6	$17.40	-7.6%	-7.7%	-7.8%
Public Price Approach	1,356.0	1,288.3	$13.24	1,060.0	985.8	$10.12	-21.8%	-23.5%	-23.6%
Mean							-7.2%	-7.6%	-7.7%
Median							-8.1%	-8.3%	-8.4%
Offer Price		$13.00			$12.00			-7.7%	

[1] *EV/EBITDA multiples for analysis as of September 25, 2007 based on 2007E. EV/EBITDA multiples for analysis as of May 20, 2008 based on latest twelve months, i.e., LTM ending March 31, 2008.*

[2] *Indications of value for the different approaches based on the high end of the range.*

[3] *Analysis as of May 20, 2008 based on revised projections provided by Company management. Based on proforma financials and projections provided by Company management in files entitled "2008 five year planv9.xls", "ltm.xls" and "Q1 2008 Financial Overview final.ppt".*

4

Houlihan Lokey Executive Summary ONE-YEAR HISTORICAL PRICE VOLUME PERFORMANCE1 5 Comment A 6/1/2007 — 19X, an affiliate of Mr. Robert F.X. Sillerman, Chairman and Chief Executive Officer of CKX and Mr. Simon Fuller, Director of CKX, entered into an agreement with CKX to acquire CKX for $1.33 billion. B 6/19/2007 — CKX declares dividend of FXRE shares, CKX shareholders to receive 25% of outstanding common stock of FXRE upon registration of shares with the SEC. C 8/24/2007 — CKX announces that FXRE has filed a registration statement with the SEC to register the shares of FXRE for distribution to common stock holders. D 9/28/2007 — CKX announces revised offer from 19X. E 1/3/2008 — CKX announces January 10th payment date for dividend of FXRE. F 1/24/2008 — CKX Announces Preliminary Earnings Results for 2007 G 3/6/2008 — FXRE sets March 6th as record date for rights offering. FXRE stockholders will receive the right to purchase one share of FXRE common stock at $10 per share for every two shares of common stock held. H 4/1/2008 — FXRE announces the 20-day trading period to be used to determine the purchase price adjustment to the CKX going-private offer. $8 $10 $12 $14 $16 5/21/076/26/07 8/1/07 9/6/0710/11/0711/15/0712/21/071/30/08 3/6/084/11/085/16/08 0.000 0.500 1.000 1.500 2.000 2.500 3.000 Volume Close Volume (millions)Closing Price E F A C G H B D I I 5/12/2008 — CKX Announces Earnings Results for Q1 2008; 19X delivers a revised offer to the Special Committee of the Board of Directors of $12.00 per share. 1 Source: Capital IQ and public filings.

Financial Analysis

Houlihan Lokey Financial Analysis IMPLIED TRANSACTION EBITDA MULTIPLES (EV/EBITDA) 2008E EBITDA (3) $93.9 Implied EV/EBITDA Multiple 13.2x 8.0x 9.1x 13.2x 7.8x 6.0x 10.0x 14.0x Diversified Media Companies Mean LTM/2008/2009 Content Management Companies Mean LTM/2008/2009 (4) Precedent Transactions LTM Mean EV/EBITDA Multiple ($ in millions) 22.0x Implied EBITDA Multiples Indicated Enterprise Value (1) $1,240.0 18.0x Implied Transaction LTM 3/31/08 EBITDA Multiple 2007A EBITDA $72.1 Implied EV/EBITDA Multiple 17.2x LTM (2) 3/31/2008 EBITDA (3) $95.4 11.4x Implied EV/EBITDA Multiple 13.0x 8.2x 8.2x 1 Based on the proposed Amendment No. 4 to the Agreement. 2 LTM means Latest Twelve Months 3 EBITDA calculated after minority interest payments to EPE and MAE minority shareholders and including $10 million for FXRE payments under the License Agreements. 4 Based on Marvel, Inc. as all other Content Management Companies were excluded from the mean.

Financial Analysis Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach Valuation of License Agreements

Houlihan Lokey Market Multiple Methodology SUMMARY OF VALUE (figures in millions) LTM - 3/31/2008 EBITDA Representative Level $85.4 Selected Multiple Range 12.0 x — 13.0 x Indicated Enterprise Value Range $1,024.8 — 1,110.2 NFY — 2008 EBITDA $83.9 11.0 x — 12.0 x $923.4 — 1,007.3 Median $974.1 — 1,058.8 Mean $974.1 — 1,058.8 Indicated Enterprise Value Range (Rounded) $970.0 — 1,060.0 Implied Multiples 2008 EBITDA -Core Core Rep Level $91.9 Implied Multiple Range 10.6 x — 11.5 x 2009 EBITDA -Core $105.8 9.2 x — 10.0 x

Houlihan Lokey
CKX

Market Multiple Methodology

Representative Levels

(figures in millions)

			Fiscal Year Ended December 31,					
	2007	LTM 3/31/2008	2008	2009	2010	2011	2012	2013
19E - Core Operations [1]	$193.5	$210.8	$207.5	$215.9	$234.9	$251.9	$274.8	$299.0
19E - New Initiatives [2]	6.0	6.0	7.7	23.0	71.5	140.5	199.2	259.6
Other Businesses - Core Operations [3]	78.9	79.1	76.1	77.1	82.6	86.4	95.6	123.3
Other Businesses - New Initiatives [4]	-	-	-	-	20.2	72.6	107.9	112.4
Less: FXRE License Fees [5]	10.0	10.0	10.0	10.0	20.0	20.0	23.6	48.4
Reported Revenue - Total	**$268.3**	**$285.9**	**$281.3**	**$306.1**	**$389.2**	**$531.4**	**$653.9**	**$745.9**
Revenue Growth %	*25.1%*		*4.8%*	*8.8%*	*27.2%*	*36.5%*	*23.1%*	*14.1%*
19E - Core Operations EBITDA	$60.5	$78.5	$75.4	$85.4	$99.9	$111.4	$126.9	$142.9
19E - New Initiatives EBITDA	(3.8)	(4.5)	(8.0)	10.1	36.5	77.4	109.6	150.0
Other Businesses - Core Operations EBITDA	17.1	23.1	18.3	22.2	23.9	33.1	38.5	39.6
Other Businesses - New Initiatives EBITDA	-	-	-	-	18.1	60.9	91.5	96.0
Adjusted Corporate EBITDA - Total [6]	**$73.8**	**$87.1**	**$85.6**	**$117.6**	**$178.3**	**$282.8**	**$366.6**	**$428.5**
EBITDA as % of Revenue	*27.5%*	*30.5%*	*30.4%*	*38.4%*	*45.8%*	*53.2%*	*56.1%*	*57.5%*
Less: Net Cash Minority Interest in EPE & MAE [7]	1.7	1.7	1.7	1.7	1.7	13.1	19.0	27.4
Adjusted Net Corporate EBITDA - Total	**$72.1**	**$85.4**	**$83.9**	**$115.9**	**$176.6**	**$269.7**	**$347.6**	**$401.1**

Source: Based on proforma financials and projections provided by Company management in files entitled "2008 five year planv9.xls", "ltm.xls" and "Q1 2008 Financial Overview final.ppt".
[1] Includes American Idol, Non-Us Idol, So You Think You Can Dance, Music, Beckhams, MBST and other content licensing businesses.
[2] Includes US Artist Band Show, Land-Based Attractions, New TV Development Projects, Now TV, Digital Idol, Most Beautiful Girl, MAAS and Tim Lovejoy.
[3] Includes EPE Licensing/Royalties, Core Graceland Operations, Other Elvis Content, MAE and FXRE License Fees.
[4] Includes New Graceland Operations, Cirque Du Soleil Show and Ali Experience.
[5] Based on projected license payments under the License Agreements. Refer to 'Valuation of License Agreements' for further detail.
[6] Corporate overhead is before pro forma overhead savings. 2009 - 2013 is based on 2008 corporate overhead increasing by 4 percent per year as discussed with Company management.
[7] Per Company management, based on projected payments to minority shareholders in EPE and MAE of interest in fees under License Agreements.

10

Houlihan Lokey
CKX

Market Multiple Methodology

Representative Levels – Consolidated

(figures in millions)

	FYE	LTM	Fiscal Year Ending December 31,					
	2007	3/31/2008	2008	2009	2010	2011	2012	2013
Reported Revenue	$278.3	$295.8	$290.1	$316.1	$409.2	$551.4	$677.5	$794.3
Revenue Growth %	*29.8%*		*4.2%*	*9.0%*	*29.5%*	*34.7%*	*22.9%*	*17.2%*
Less: Operating Expenses	175.2	180.5	175.8	169.0	190.7	227.6	265.5	294.7
Less: Corporate Overhead	8.0	7.5	10.0	9.0	9.9	10.9	12.0	13.2
EBITDA	$95.2	$107.9	$104.3	$138.0	$208.6	$312.9	$400.0	$486.4
EBITDA Margin %	*34.2%*		*36.0%*	*43.7%*	*51.0%*	*56.7%*	*59.0%*	*61.2%*
Less: FXRE License Fees [1]	10.0	10.0	10.0	10.0	20.0	20.0	23.6	48.4
Less: Net Cash Minority Interest in EPE & MAE [2]	1.7	1.7	1.7	1.7	1.7	13.1	19.0	27.4
Less: Additional Corporate Overhead [3]	11.4	10.8	8.7	10.4	10.3	10.1	9.8	9.5
Add: Adjustments	-		-	-	-	-	-	-
Adjusted EBITDA	$72.1	$85.4	$83.9	$115.9	$176.6	$269.7	$347.6	$401.1
EBITDA Margin %	*25.9%*	*28.9%*	*28.9%*	*36.7%*	*43.2%*	*48.9%*	*51.3%*	*50.5%*
Less: Depreciation & Amortization	22.5	22.6	20.9	25.6	45.5	58.3	55.7	53.0
Adjusted EBIT	$49.6	$62.8	$63.0	$90.3	$131.1	$211.4	$291.9	$348.1

Source: Based on proforma financials and projections provided by Company management in files entitled "2008 five year planv9.xls", "ltm.xls" and "Q1 2008 Financial Overview final.ppt".

[1] *Based on projected license payments under the License Agreements. Refer to 'Valuation of License Agreements' for further detail.*

[2] *Per Company management, based on projected payments to minority shareholders in EPE and MAE of interest in fees under License Agreements.*

[3] *Based on additional overhead expenses the Company would incur as a public company, per Company management.*

11

Houlihan Lokey

CKX

Market Multiple Methodology

Comparable Company Metrics

(figures in millions, except price per share)

Content Management Companies (4)	Equity Market Value (5) (6)	Enterprise Value (7)	LTM EBITDA Margin	1 Yr Rev Growth	LTM EV / Revenue	LTM EV / Adjusted EBITDA (8)	2008 EV / Revenue	2008 EV / Adjusted EBITDA (8)	2009 EV / Revenue	2009 EV / Adjusted EBITDA (8)
4 Kids Entertainment Inc.	$103.9	$46.0	-54.3%	13.1%	0.83 x	-1.5 x	NA	NA	NA	NA
CKX Inc.	970.5	1,021.9	30.3%	26.9%	3.62 x	11.9 x	NA	10.8 x	NA	NA
Lions Gate Entertainment Corp.	19.7	44.6	-11.5%	25.1%	0.60 x	NMF	1.11 x	22.3 x	NA	NA
Marvel Entertainment, Inc.	2,562.8	2,772.8	54.8%	5.1%	6.20 x	11.3 x	4.58 x	9.0 x	4.14 x	8.0 x
Low	$19.7	$44.6	-54.3%	5.1%	0.60 x	11.3 x	1.11 x	9.0 x	4.14 x	8.0 x
High	$2,562.8	$2,772.8	54.8%	25.1%	6.20 x	11.3 x	4.58 x	9.0 x	4.14 x	8.0 x
Mean	$895.4	$954.5	-3.7%	14.5%	2.54 x	11.3 x	2.85 x	9.0 x	4.14 x	8.0 x
Median	$103.9	$46.0	-11.5%	13.1%	0.83 x	11.3 x	2.85 x	9.0 x	4.14 x	8.0 x

Diversified Media Companies (10)	Equity Market Value (5) (6)	Enterprise Value (7)	LTM EBITDA Margin	1 Yr Rev Growth	LTM EV / Revenue	LTM EV / Adjusted EBITDA (8)	2008 EV / Revenue	2008 EV / Adjusted EBITDA (8)	2009 EV / Revenue	2009 EV / Adjusted EBITDA (8)
CBS Corporation	$15,888.4	$20,757.8	21.7%	38.1%	1.48 x	6.8 x	1.46 x	6.6 x	1.44 x	6.6 x
Walt Disney Co.	1,168.2	1,551.3	-5.3%	5.2%	1.33 x	NMF	1.11 x	26.3 x	1.03 x	20.6 x
News Corp.	50,283.2	61,582.2	21.8%	3.3%	1.94 x	8.9 x	1.87 x	9.4 x	1.74 x	8.5 x
Time Warner Inc.	58,139.0	97,385.0	28.2%	-1.7%	2.08 x	7.4 x	2.03 x	7.1 x	1.94 x	6.8 x
Viacom, Inc.	24,808.8	32,645.8	25.5%	-8.5%	2.36 x	9.3 x	2.26 x	9.0 x	2.13 x	8.4 x
Walt Disney Co.	67,572.6	80,648.6	25.8%	17.1%	2.17 x	8.4 x	2.14 x	8.7 x	2.06 x	8.2 x
Low	$1,168.2	$1,551.3	-5.3%	-8.5%	1.33 x	6.8 x	1.11 x	6.6 x	1.03 x	6.6 x
High	$67,572.6	$97,385.0	28.2%	38.1%	2.36 x	9.3 x	2.26 x	9.4 x	2.13 x	8.5 x
Mean	$36,310.0	$49,095.1	19.6%	8.9%	1.89 x	8.2 x	1.81 x	8.2 x	1.72 x	7.7 x
Median	$37,546.0	$47,114.0	23.6%	4.3%	2.01 x	8.4 x	1.95 x	8.7 x	1.84 x	8.2 x

Source: Capital IQ
Footnotes on next page.

12

Houlihan Lokey Market Multiple Methodology COMPARABLE COMPANY METRICS (CONTINUED) Footnotes: 1 No company used in this analysis for comparative purposes is identical to the Company. 2 Calculated based upon analyst projections for the comparable companies. 3 Forward estimates for 2008 & 2009 refers to fiscal years after the most recently completed twelve-month period for which financial information has been made public. 4 All Content Management Companies have a 12/31 fiscal year end. 5 Based on closing stock prices as of May 20, 2008. 6 Based on reported fully-diluted shares. 7 Enterprise Value equals equity market value plus debt outstanding plus preferred stock less cash and cash equivalents. 8 Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items. 9 Forward looking estimates based on publicly available analyst estimates. LTM data as of 3/31/2008. 10 Time Warner, Viacom and CBS have a 12/31 fiscal year end. Disney has a 9/30 fiscal year end. Lions Gate Entertainment has 3/31 fiscal year end. News Corp. has a 6/30 fiscal year end.

Financial Analysis Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach Valuation of License Agreements

Houlihan Lokey Comparable Transaction Methodology SUMMARY OF VALUE (figures in millions) LTM — 3/31/2008 EBITDA Representative Level $85.4 Selected Multiple Range 13.0 x — 14.0 x Indicated Enterprise Value Range $1,110.2 — 1,195.6 Median $1,110.2 — 1,195.6 Mean $1,110.2 - 1,195.6 Indicated Enterprise Value Range $1,110.0 — 1,200.0

Houlihan Lokey

CKX

Comparable Transaction Methodology

PRECEDENT TRANSACTION ANALYSIS[1]

(figures in millions)

Announced	Target	Target Business Description	Acquiror	Transaction Value (2)	Transaction Value / EBITDA (3)	LTM EBITDA Margin	1-Week Premium	1-Month Premium
3/13/2008	2waytraffic N.V.	Engages in developing and exploiting interactive entertainment content, such as Who Wants to Be a Millionaire across television, mobile, and digital platforms.	Sony Pictures Entertainment Inc.	$385.4	15.4x	26.9%	44.0%	59.7%
3/5/2007	Topps Co., Inc.	The Topps Company, Inc. engages in the creation and marketing of confectionery and entertainment products.	Madison Dearborn Partners, LLC	303.3	14.3x	6.5%	3.7%	-2.2%
6/1/2006	Tiger Aspect Productions Ltd.	Operates as a television program production company in London.	TWI Interactive	48.2	13.9x	7.2% (5)	NA	NA
3/17/2005	19 Entertainment Ltd.	Creates and produces entertainment programs. The company offers programs, such as American Idol in the United States and Pop Idol in the United Kingdom.	CKx, Inc.	200.0 (4)	10.0x (4)	10.0% (5)	NA	NA
12/16/2004	Elvis Presley Enterprises, Inc.	Provides music publishing, licensing, production, and tourism services.	CKx, Inc.	105.0 (4)	12.4x (4)	26.4% (5)	NA	NA

	Transaction Value	Transaction Value / EBITDA	LTM EBITDA Margin	1-Week Premium	1-Month Premium
Low	$48.2	10.0x	6.5%	3.7%	-2.2%
High	$385.4	15.4x	26.4%	44.0%	59.7%
Median	$200.0	13.9x	10.0%	23.9%	28.8%
Mean	$208.4	13.2x	15.4%	23.9%	28.8%

Sources: Capital IQ and public filings and securities analyst reports
EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization.
[1] No transaction used in this analysis for comparative purposes is identical to the Transaction.
[2] Transaction Value refers to the implied enterprise value of the target company, based on the announced transaction equity price and other public information available at the time of the announcement.
[3] Based on reported metric for the most recent LTM period prior to the announcement of the transaction.
[4] Based on discussions with management. The transaction with EPE includes approximately $5.0 million in transaction costs and represents an 85% interest.
[5] Based on the implied EBITDA margin reflected by the EV and EV/EBITDA multiple.

16

Financial Analysis Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach Valuation of License Agreements

Houlihan Lokey Discounted Cash Flow Approach 18 SUMMARY OF VALUE1 (figures in millions) Indicated Indicated Indicated Segment Discounted Cash Flow Summary Enterprise Value Range (2013 Terminal Year) Enterprise Value Range (2012 Terminal Year) Enterprise Value Range (% Variance) 19 Entertainment (Core Operations) (1) $646.0 —$755.0 $649.0 —$773.0 0.5% —2.4% 19 Entertainment (New Initiatives) $300.0 —$450.0 $250.0 —$390.0 -16.7% —13.3% Other CKx Divisions (Core Operations) (1) $140.0 —$159.0 $150.0 —$174.0 7.1% —9.4% Other CKx Divisions (New Initiatives) $140.0 —$250.0 $130.0 —$240.0 -7.1% —4.0% Implied Enterprise Value Range (rounded) $1,226.0 —$1,614.0 $1,179.0 —$1,577.0 -3.8% —2.3% 1 Corporate overhead was allocated between the two core segments based on a percentage of revenue, per Company management.

Houlihan Lokey Discounted Cash Flow Approach 19 ENTERTAINMENT (CORE OPERATIONS) — 2013 (figures in millions) Projected FYE December 31, (1) 2008 (1) 2009 2010 2011 2012 2013 Revenue $155.7 $215.9 $234.9 $251.9 $274.8 $299.0 Revenue Growth % NA 38.7% 8.8% 7.2% 9.1% 8.8% Less: Cost of Goods Sold (2) 79.2 105.1 111.2 118.0 119.7 126.4 Less: Selling, General & Administrative (3) 21.0 24.4 21.5 18.8 17.6 16.9 Less: Corporate Expense (4) 10.2 14.3 14.9 15.6 16.2 16.1 Less: Non-Cash Compensation Expense -— Add: Adjustments -— Adjusted EBIT $45.3 $72.2 $87.3 $99.5 $121.4 $139.6 EBIT Margin % 29.1% 33.4% 37.2% 39.5% 44.2% 46.7% Add: Option Expense — Adjusted EBITO 45.3 72.2 87.3 99.5 121.4 139.6 Less: Taxes 18.1 28.9 34.9 39.8 48.5 55.8 Debt-Free Earnings $27.2 $43.3 $52.4 $59.7 $72.8 $83.7 Less: Capital Expenditures (0.3) (0.4) (0.5) (0.5) (0.5) (0.5) Less: Working Capital Requirements (5) -— Add: Depreciation and Amortization 11.3 13.2 12.6 11.9 5.5 3.3 Total Net Investment $10.9 $12.8 $12.1 $11.4 $5.0 $2.8 Net Debt-Free Cash Flows $38.1 $56.1 $64.5 $71.1 $77.8 $86.6 Discount Period (6) 0.38 1.25 2.25 3.25 4.25 5.25 Discount Factor @ 13.0% 0.96 0.86 0.76 0.67 0.59 0.53 Present Value of Net Debt-Free Cash Flows $36.4 $48.1 $49.0 $47.8 $46.3 $45.6 Sensitivity Analysis: Enterprise Value Gordon Growth Rate 12.0% 12.5% 13.0% 13.5% 14.0% Discount Rate 1.0% 1.5% 2.0% 2.5% 3.0% $718.5 $741.7 $767.2 $795.3 $826.6 $686.3 $707.0 $729.7 $754.7 $782.3 $656.7 $675.3 $695.7 $718.0 $742.5 $629.5 $646.4 $664.7 $684.6 $706.5 $604.5 $619.7 $636.3 $654.2 $673.8 DCF Assumptions Discount Rate (7) 13.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (2.0% Growth Rate) $88.3 Gordon Growth Rate 2.0% Terminal Value $802.6 Discount Period 5.25 Discount Factor @ 13.0% 0.53 PV of Terminal Value $422.5 Distribution of Value Period Cash Flow 39.3% Terminal Cash Flow 60.7% Total 100.0% Implied Analyses LTM EBITDA Multiple 16.1x NFY EBITDA Multiple 9.3x Implied Terminal Multiple 5.6x Indicated Enterprise Value (Rounded) $646.0 —$755.0 1 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. Reflects nine months ending December 31, 2008 for 2008. 2 Depreciation & amortization as provided by Company management is included in cost of goods sold. 3 Excludes corporate overhead. 4 Corporate overhead was allocated to the 19 Entertainment core operations based on its revenue as a percentage of total core revenue. 5 Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements. 6 Mid-year convention applied. 7 Refer to the page titled “Weighted Average Cost of Capital (WACC)”.

Houlihan Lokey Discounted Cash Flow Approach 19 ENTERTAINMENT (NEW INITIATIVES) — 2013 (figures in millions) Revenue Revenue Growth % Less: Cost of Goods Sold (2) Less: Selling, General & Administrative (3) Less: Corporate Expense Less: Non-Cash Compensation Expense Add: Adjustments Adjusted EBIT EBIT Margin % Add: Option Expense Adjusted EBITO Less: Taxes Debt-Free Earnings Less: Capital Expenditures Less: Working Capital Requirements (4) Add: Depreciation and Amortization Total Net Investment Net Debt-Free Cash Flows Discount Period (5) Discount Factor @ 19.0% Present Value of Net Debt-Free Cash Flows Projected FYE December 31, (1) 2008 (1) 2009 2010 2011 2012 2013 $5.7 $23.0 $71.5 $140.5 $199.2 $259.6 NA NMF 210.9% 96.4% 41.8% 30.3% 11.0 10.3 28.5 52.6 76.8 94.9 0.8 2.6 6.6 10.5 12.8 14.7 -— -— -— ($6.0) $10.1 $36.5 $77.4 $109.6 $150.0 NA 43.8% 51.0% 55.1% 55.1% 57.8% -— (6.0) 10.1 36.5 77.4 109.6 150.0 (2.4) 4.0 14.6 31.0 43.9 60.0 ($3.6) $6.1 $21.9 $46.4 $65.8 $90.0 (1.3) -— -— -— (1.3) — ($4.9) $6.1 $21.9 $46.4 $65.8 $90.0 0.38 1.25 2.25 3.25 4.25 5.25 0.94 0.80 0.68 0.57 0.48 0.40 ($4.6) $4.9 $14.8 $26.4 $31.4 $36.1 Sensitivity Analysis: Enterprise Value Gordon Growth Rate 15.0% 17.0% 19.0% 21.0% 23.0% Discount Rate 3.0% 3.5% 4.0% 4.5% 5.0% $496.3 $514.3 $534.0 $555.5 $579.2 $407.2 $419.4 $432.6 $446.8 $462.2 $341.4 $350.1 $359.3 $369.2 $379.8 $291.1 $297.5 $304.2 $311.3 $318.9 $251.6 $256.3 $261.4 $266.7 $272.3 DCF Assumptions Discount Rate (6) 19.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (4.0% Growth Rate) $93.6 Gordon Growth Rate 4.0% Terminal Value $624.0 Discount Period 5.25 Discount Factor @ 19.0% 0.40 PV of Terminal Value $250.4 Distribution of Value Period Cash Flow 30.3% Terminal Cash Flow 69.7% Total 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 4.2x Indicated Enterprise Value (Rounded) $300.0 —$450.0 1 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. Reflects nine months ending December 31, 2008 for 2008. 2 Depreciation & amortization as provided by Company management is included in cost of goods sold. 3 Excludes corporate overhead. 4 Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements. 5 Mid-year convention applied. 6 Refer to the page titled “Weighted Average Cost of Capital (WACC)”.

Houlihan Lokey Discounted Cash Flow Approach OTHER CKX DIVISIONS (CORE OPERATIONS) — 2013 (figures in millions) Revenue Revenue Growth % Less: Cost of Goods Sold (2) Less: Selling, General & Administrative (3) Less: Minority Interest in EPE and MAE Less: Corporate Expense (4) Add: Adjustments Adjusted EBIT EBIT Margin % Add: Option Expense Adjusted EBITO Less: Taxes Debt-Free Earnings Less: Capital Expenditures Less: Working Capital Requirements (5) Add: Depreciation and Amortization Total Net Investment Net Debt-Free Cash Flows Discount Period (6) Discount Factor @ 13.0% Present Value of Net Debt-Free Cash Flows Projected FYE December 31, (1) 2008 (1) 2009 2010 2011 2012 2013 $49.6 $67.1 $62.6 $66.4 $72.0 $74.9 NA 35.4% -6.7% 6.1% 8.4% 4.0% 28.9 34.3 29.3 26.0 24.3 23.8 7.4 10.3 8.6 6.0 5.4 6.3 1.3 1.7 1.3 6.2 7.6 11.0 3.8 5.1 5.3 5.4 5.6 6.6 -— $8.3 $15.7 $18.2 $22.8 $29.0 $27.3 16.7% 23.4% 29.1% 34.2% 40.3% 36.4% -— 8.3 15.7 18.2 22.8 29.0 27.3 3.3 6.3 7.3 9.1 11.6 10.9 $5.0 $9.4 $10.9 $13.7 $17.4 $16.4 (1.0) (1.4) (1.5) (1.6) (1.6) (1.7) -— 4.1 4.7 4.4 4.1 1.9 1.4 $3.1 $3.3 $2.9 $2.5 $0.3 (0.3) $8.1 $12.7 $13.9 $16.2 $17.7 $16.0 0.38 1.25 2.25 3.25 4.25 5.25 0.96 0.86 0.76 0.67 0.59 0.53 $7.7 $10.9 $10.5 $10.9 $10.5 $8.4 Sensitivity Analysis: Enterprise Value Gordon Growth Rate 12.0% 12.5% 13.0% 13.5% 14.0% Discount Rate 2.0% 2.5% 3.0% 3.5% 4.0% $150.6 $155.8 $161.6 $168.0 $175.3 $143.5 $148.2 $153.3 $158.9 $165.3 $137.2 $141.3 $145.8 $150.8 $156.4 $131.3 $135.0 $139.1 $143.5 $148.4 $126.0 $129.3 $132.9 $136.9 $141.3 DCF Assumptions Discount Rate (7) 13.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (3.0% Growth Rate) Gordon Growth Rate Terminal Value Discount Period Discount Factor @ 13.0% PV of Terminal Value $16.5 3.0% $164.9 5.25 0.53 $86.8 Distribution of Value Period Cash Flow 40.5% Terminal Cash Flow 59.5% Total 100.0% Implied Analyses LTM EBITDA Multiple 10.7x NFY EBITDA Multiple 9.0x Implied Terminal Multiple 5.8x Indicated Enterprise Value (Rounded) $140.0 —$159.0 1 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. Reflects nine months ending December 31, 2008 for 2008. 2 Depreciation & amortization as provided by Company management is included in cost of goods sold. 3 Excludes corporate overhead. 4 Corporate overhead was allocated to the Other CKX Divisions core operations based on its revenue as a percentage of total core revenue. 5 Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements. 6 Mid-year convention applied. 7 Refer to the page titled “Weighted Average Cost of Capital (WACC)”.

Houlihan Lokey Discounted Cash Flow Approach OTHER CKX DIVISIONS (NEW INITIATIVES) — 2013 (figures in millions) Projected FYE December 31, (1) 2008 (1) 2009 2010 2011 2012 2013 Revenue $0.0 $0.0 $20.2 $72.6 $107.9 $112.4 Revenue Growth % NA NA NMF 260.1% 48.6% 4.2% Less: Cost of Goods Sold (2) 0.4 7.7 28.5 48.9 58.5 59.0 Less: Selling, General & Administrative (3) —2.1 5.1 6.1 5.7 Less: Minority Interest in EPE and MAE —0.4 6.8 11.4 16.5 Less: Non-Cash Compensation Expense -— Add: Adjustments -— Adjusted EBIT ($0.4) ($7.7) ($10.9) $11.8 $31.8 $31.3 EBIT Margin % NMF NMF -53.9% 16.3% 29.5% 27.8% Add: Option Expense -— Adjusted EBITO (0.4) (7.7) (10.9) 11.8 31.8 31.3 Less: Taxes (0.2) (3.1) (4.3) 4.7 12.7 12.5 Debt-Free Earnings ($0.2) ($4.6) ($6.5) $7.1 $19.1 $18.8 Less: Capital Expenditures (8.3) (29.0) (67.0) (47.0) (10.0) Less: Working Capital Requirements (4) -— Add: Depreciation and Amortization 0.4 7.7 28.5 42.3 48.3 48.3 Total Net Investment (7.9) (21.3) (38.5) (4.7) $38.3 $48.3 Net Debt-Free Cash Flows ($8.2) ($25.9) ($45.0) $2.3 $57.4 $67.0 Discount Period (5) 0.38 1.25 2.25 3.25 4.25 5.25 Discount Factor @ 19.0% 0.94 0.80 0.68 0.57 0.48 0.40 Present Value of Net Debt-Free Cash Flows ($7.7) ($20.9) ($30.4) $1.3 $27.4 $26.9 Sensitivity Analysis: Enterprise Value Gordon Growth Rate 15.0% 17.0% 19.0% 21.0% 23.0% Discount Rate 3.0% 3.5% 4.0% 4.5% 5.0% $279.1 $292.5 $307.1 $323.1 $340.8 $215.8 $224.9 $234.7 $245.3 $256.8 $169.7 $176.2 $183.1 $190.4 $198.3 $135.0 $139.8 $144.8 $150.1 $155.7 $108.2 $111.7 $115.5 $119.4 $123.6 DCF Assumptions Discount Rate (6) 19.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (4.0% Growth Rate) $69.7 Gordon Growth Rate 4.0% Terminal Value $464.6 Discount Period 5.25 Discount Factor @ 19.0% 0.40 PV of Terminal Value $186.4 Distribution of Value Period Cash Flow -1.8% Terminal Cash Flow 101.8% Total 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 5.8x Indicated Enterprise Value (Rounded) $140.0 —$250.0 1 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. Reflects nine months ending December 31, 2008 for 2008. 2 Depreciation & amortization as provided by Company management is included in cost of goods sold. 3 Excludes corporate overhead. 4 Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements. 5 Mid-year convention applied. 6 Refer to the page titled “Weighted Average Cost of Capital (WACC)”.

Houlihan Lokey Discounted Cash Flow Approach 19 ENTERTAINMENT (CORE OPERATIONS) — 2012 (figures in millions) Projected FYE December 31, (1) 2008 (1) 2009 2010 2011 2012 Revenue $155.7 $215.9 $234.9 $251.9 $274.8 Revenue Growth % NA 38.7% 8.8% 7.2% 9.1% Less: Cost of Goods Sold (2) 79.2 105.1 111.2 118.0 119.7 Less: Selling, General & Administrative (3) 21.0 24.4 21.5 18.8 17.6 Less: Corporate Expense (4) 10.2 14.3 14.9 15.6 16.2 Less: Non-Cash Compensation Expense -— Add: Adjustments -— Adjusted EBIT $45.3 $72.2 $87.3 $99.5 $121.4 EBIT Margin % 29.1% 33.4% 37.2% 39.5% 44.2% Add: Option Expense -— Adjusted EBITO 45.3 72.2 87.3 99.5 121.4 Less: Taxes 18.1 28.9 34.9 39.8 48.5 Debt-Free Earnings $27.2 $43.3 $52.4 $59.7 $72.8 Less: Capital Expenditures (0.3) (0.4) (0.5) (0.5) (0.5) Less: Working Capital Requirements (5) -— Add: Depreciation and Amortization 11.3 13.2 12.6 11.9 5.5 Total Net Investment $10.9 $12.8 $12.1 $11.4 $5.0 Net Debt-Free Cash Flows $38.1 $56.1 $64.5 $71.1 $77.8 Discount Period (6) 0.38 1.25 2.25 3.25 4.25 Discount Factor @ 13.0% 0.96 0.86 0.76 0.67 0.59 Present Value of Net Debt-Free Cash Flows $36.4 $48.1 $49.0 $47.8 $46.3 Sensitivity Analysis: Enterprise Value Gordon Growth Rate 12.0% 12.5% 13.0% 13.5% 14.0% Discount Rate 2.0% 2.5% 3.0% 3.5% 4.0% $722.9 $751.2 $782.7 $817.9 $857.5 $688.3 $713.6 $741.5 $772.6 $807.3 $656.9 $679.6 $704.5 $732.0 $762.6 $628.3 $648.7 $671.0 $695.5 $722.7 $602.0 $620.4 $640.5 $662.6 $686.8 DCF Assumptions Discount Rate (7) 13.0% Tax Rate 40.0% Terminal Value Assumptions 2012 Cash Flow (3.0% Growth Rate) $80.2 Gordon Growth Rate 3.0% Terminal Value $801.6 Discount Period 4.25 Discount Factor @ 13.0% 0.59 PV of Terminal Value $476.9 Distribution of Value Period Cash Flow 32.3% Terminal Cash Flow 67.7% Total 100.0% Implied Analyses LTM EBITDA Multiple 16.3x NFY EBITDA Multiple 9.4x Implied Terminal Multiple 6.3x Indicated Enterprise Value (Rounded) $649.0 —$773.0 1 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. Reflects nine months ending December 31, 2008 for 2008. 2 Depreciation & amortization as provided by Company management is included in cost of goods sold. 3 Excludes corporate overhead. 4 Corporate overhead was allocated to the 19 Entertainment core operations based on its revenue as a percentage of total core revenue. 5 Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements. 6 Mid-year convention applied. 7 Refer to the page titled “Weighted Average Cost of Capital (WACC)”.

Houlihan Lokey Discounted Cash Flow Approach 19 ENTERTAINMENT (NEW INITIATIVES) — 2012 (figures in millions) Revenue Revenue Growth % Less: Cost of Goods Sold (2) Less: Selling, General & Administrative (3) Less: Corporate Expense Less: Non-Cash Compensation Expense Add: Adjustments Adjusted EBIT EBIT Margin % Add: Option Expense Adjusted EBITO Less: Taxes Debt-Free Earnings Less: Capital Expenditures Less: Working Capital Requirements (4) Add: Depreciation and Amortization Total Net Investment Net Debt-Free Cash Flows Discount Period (5) Discount Factor @ 19.0% Present Value of Net Debt-Free Cash Flows Projected FYE December 31, (1) 2008 (1) 2009 2010 2011 2012 $5.7 $23.0 $71.5 $140.5 $199.2 NA NMF 210.9% 96.4% 41.8% 11.0 10.3 28.5 52.6 76.8 0.8 2.6 6.6 10.5 12.8 -— -— -— ($6.0) $10.1 $36.5 $77.4 $109.6 NA 43.8% 51.0% 55.1% 55.1% -— (6.0) 10.1 36.5 77.4 109.6 (2.4) 4.0 14.6 31.0 43.9 ($3.6) $6.1 $21.9 $46.4 $65.8 (1.3) -— -— -— (1.3) -— ($4.9) $6.1 $21.9 $46.4 $65.8 0.38 1.25 2.25 3.25 4.25 0.94 0.80 0.68 0.57 0.48 ($4.6) $4.9 $14.8 $26.4 $31.4 Sensitivity Analysis: Enterprise Value Gordon Growth Rate 15.0% 17.0% 19.0% 21.0% 23.0% Discount Rate 4.0% 4.5% 5.0% 5.5% 6.0% $425.6 $443.7 $463.6 $485.6 $510.0 $347.4 $359.6 $372.7 $387.0 $402.6 $290.6 $299.2 $308.4 $318.3 $329.0 $247.7 $254.0 $260.7 $267.9 $275.5 $214.2 $219.0 $224.1 $229.4 $235.0 DCF Assumptions Discount Rate (6) 19.0% Tax Rate 40.0% Terminal Value Assumptions 2012 Cash Flow (5.0% Growth Rate) $69.1 Gordon Growth Rate 5.0% Terminal Value $493.4 Discount Period 4.25 Discount Factor @ 19.0% 0.48 PV of Terminal Value $235.6 Distribution of Value Period Cash Flow 23.6% Terminal Cash Flow 76.4% Total 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 4.5x Indicated Enterprise Value (Rounded) $250.0 —$390.0 1 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. Reflects nine months ending December 31, 2008 for 2008. 2 Depreciation & amortization as provided by Company management is included in cost of goods sold. 3 Excludes corporate overhead. 4 Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements. 5 Mid-year convention applied. 6 Refer to the page titled “Weighted Average Cost of Capital (WACC)”.

Houlihan Lokey Discounted Cash Flow Approach OTHER CKX DIVISIONS (CORE OPERATIONS) — 2012 (figures in millions) Revenue Revenue Growth % Less: Cost of Goods Sold (2) Less: Selling, General & Administrative (3) Less: Minority Interest in EPE and MAE Less: Corporate Expense (4) Add: Adjustments Adjusted EBIT EBIT Margin % Add: Option Expense Adjusted EBITO Less: Taxes Debt-Free Earnings Less: Capital Expenditures Less: Working Capital Requirements (5) Add: Depreciation and Amortization Total Net Investment Net Debt-Free Cash Flows Discount Period (6) Discount Factor @ 13.0% Present Value of Net Debt-Free Cash Flows Projected FYE December 31, (1) 2008 (1) 2009 2010 2011 2012 $49.6 $67.1 $62.6 $66.4 $72.0 NA 35.4% -6.7% 6.1% 8.4% 28.9 34.3 29.3 26.0 24.3 7.4 10.3 8.6 6.0 5.4 1.3 1.7 1.3 6.2 7.6 3.8 5.1 5.3 5.4 5.6 -— $8.3 $15.7 $18.2 $22.8 $29.0 16.7% 23.4% 29.1% 34.2% 40.3% -— 8.3 15.7 18.2 22.8 29.0 3.3 6.3 7.3 9.1 11.6 $5.0 $9.4 $10.9 $13.7 $17.4 (1.0) (1.4) (1.5) (1.6) (1.6) -— 4.1 4.7 4.4 4.1 1.9 $3.1 $3.3 $2.9 $2.5 $0.3 $8.1 $12.7 $13.9 $16.2 $17.7 0.38 1.25 2.25 3.25 4.25 0.96 0.86 0.76 0.67 0.59 $7.7 $10.9 $10.5 $10.9 $10.5 Sensitivity Analysis: Enterprise Value Gordon Growth Rate 12.0% 12.5% 13.0% 13.5% 14.0% Discount Rate 2.0% 2.5% 3.0% 3.5% 4.0% $163.1 $169.5 $176.7 $184.7 $193.7 $155.2 $161.0 $167.3 $174.4 $182.3 $148.1 $153.3 $158.9 $165.2 $172.1 $141.6 $146.2 $151.3 $156.9 $163.1 $135.7 $139.8 $144.4 $149.4 $154.9 DCF Assumptions Discount Rate (7) 13.0% Tax Rate 40.0% Terminal Value Assumptions $108.3 2012 Cash Flow (3.0% Growth Rate) Gordon Growth Rate Terminal Value Discount Period Discount Factor @ 13.0% PV of Terminal Value $18.2 3.0% $182.1 4.25 0.59 Distribution of Value Period Cash Flow 31.8% Terminal Cash Flow 68.2% Total 100.0% Implied Analyses LTM EBITDA Multiple 11.6x NFY EBITDA Multiple 9.8x Implied Terminal Multiple 5.9x Indicated Enterprise Value (Rounded) $150.0 —$174.0 1 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. Reflects nine months ending December 31, 2008 for 2008. 2 Depreciation & amortization as provided by Company management is included in cost of goods sold. 3 Excludes corporate overhead. 4 Corporate overhead was allocated to the Other CKX Divisions core operations based on its revenue as a percentage of total core revenue. 5 Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements. 6 Mid-year convention applied. 7 Refer to the page titled “Weighted Average Cost of Capital (WACC)”.

Houlihan Lokey Discounted Cash Flow Approach OTHER CKX DIVISIONS (NEW INITIATIVES) — 2012 (figures in millions) Projected FYE December 31, (1) 2008 (1) 2009 2010 2011 2012 Revenue $0.0 $0.0 $20.2 $72.6 $107.9 Revenue Growth % NA NA NMF 260.1% 48.6% Less: Cost of Goods Sold (2) 0.3 7.7 28.5 48.9 58.5 Less: Selling, General & Administrative (3) —2.1 5.1 6.1 Less: Minority Interest in EPE and MAE —0.4 6.8 11.4 Less: Non-Cash Compensation Expense -— Add: Adjustments -— Adjusted EBIT ($0.3) ($7.7) ($10.9) $11.8 $31.8 EBIT Margin % NMF NMF -53.9% 16.3% 29.5% Add: Option Expense -— Adjusted EBITO (0.3) (7.7) (10.9) 11.8 31.8 Less: Taxes (0.1) (3.1) (4.3) 4.7 12.7 Debt-Free Earnings ($0.2) ($4.6) ($6.5) $7.1 $19.1 Less: Capital Expenditures (8.3) (29.0) (67.0) (47.0) (10.0) Less: Working Capital Requirements (4) -— Add: Depreciation and Amortization 0.3 7.7 28.5 42.3 48.3 Total Net Investment (8.0) (21.3) (38.5) (4.7) $38.3 Net Debt-Free Cash Flows ($8.2) ($25.9) ($45.0) $2.3 $57.4 Discount Period (5) 0.38 1.25 2.25 3.25 4.25 Discount Factor @ 19.0% 0.94 0.80 0.68 0.57 0.48 Present Value of Net Debt-Free Cash Flows ($7.7) ($20.9) ($30.4) $1.3 $27.4 Sensitivity Analysis: Enterprise Value Gordon Growth Rate 15.0% 17.0% 19.0% 21.0% 23.0% Discount Rate 4.0% 4.5% 5.0% 5.5% 6.0% $270.2 $285.9 $303.3 $322.4 $343.7 $205.6 $216.2 $227.7 $240.2 $253.8 $159.6 $167.1 $175.1 $183.8 $193.0 $125.5 $131.0 $136.8 $143.1 $149.7 $99.4 $103.6 $107.9 $112.6 $117.5 DCF Assumptions Discount Rate (6) 19.0% Tax Rate 40.0% Terminal Value Assumptions 2012 Cash Flow (5.0% Growth Rate) $60.2 Gordon Growth Rate 5.0% Terminal Value $430.2 Discount Period 4.25 Discount Factor @ 19.0% 0.48 PV of Terminal Value $205.4 Distribution of Value Period Cash Flow -17.3% Terminal Cash Flow 117.3% Total 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 5.4x Indicated Enterprise Value (Rounded) $130.0 —$240.0 1 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. Reflects nine months ending December 31, 2008 for 2008. 2 Depreciation & amortization as provided by Company management is included in cost of goods sold. 3 Excludes corporate overhead. 4 Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements. 5 Mid-year convention applied. 6 Refer to the page titled “Weighted Average Cost of Capital (WACC)”.

Houlihan Lokey

CKX

Discounted Cash Flow Approach

Weighted Average Cost of Capital

(figures in millions)

	Debt (1)	Preferred Stock	Market Value of Equity (2)	Total Capitalization (3)	Debt to Equity	Debt to Total Capitalization	Preferred to Total Capitalization	Equity to Total Capitalization
CBS Corporation	$7,126.6	$0.0	$15,888.4	$23,015.0	44.9%	31.0%	0.0%	69.0%
CKX Inc.	102.6	0.0	970.5	1,073.1	10.6%	9.6%	0.0%	90.4%
Dic Entertainment Holdings Inc.	41.0	0.0	19.7	60.7	208.6%	67.6%	0.0%	32.4%
Walt Disney Co.	15,790.0	0.0	67,572.6	83,362.6	23.4%	18.9%	0.0%	81.1%
4 Kids Entertainment Inc.	0.0	0.0	103.9	103.9	0.0%	0.0%	0.0%	100.0%
Lions Gate Entertainment Corp.	565.8	0.0	1,168.2	1,734.0	48.4%	32.6%	0.0%	67.4%
Marvel Entertainment, Inc.	337.4	0.0	2,562.8	2,900.2	13.2%	11.6%	0.0%	88.4%
News Corp.	13,497.0	0.0	50,283.2	63,780.2	26.8%	21.2%	0.0%	78.8%
Time Warner Inc.	36,161.0	0.0	58,139.0	94,300.0	62.2%	38.3%	0.0%	61.7%
Viacom, Inc.	8,610.0	0.0	24,808.8	33,418.8	34.7%	25.8%	0.0%	74.2%
Median	$7,126.6	$0.0	$15,888.4	$23,015.0	26.8%	21.2%	0.0%	78.8%
Mean	$9,132.3	$0.0	$24,610.8	$33,743.1	29.3%	21.0%	0.0%	79.0%

	Levered Beta (4)	Unlevered Beta (5)	Equity Risk Premium (6)	Size Risk Premium (7)	Cost of Equity (8)	Cost of Debt (9)	Cost of Preferred	WACC (10)
CBS Corporation	1.10	0.87	5.50%	0.68%	11.3%	7.0%	0.0%	9.1%
CKX Inc.	1.58	1.48	5.50%	2.20%	15.4%	6.7%	0.0%	14.3%
Dic Entertainment Holdings Inc.	1.02	0.45	5.50%	5.82%	16.0%	0.0%	0.0%	5.2%
Walt Disney Co.	0.83	0.73	5.50%	-0.34%	8.8%	5.1%	0.0%	7.7%
4 Kids Entertainment Inc.	0.99	0.99	5.50%	5.82%	15.8%	0.0%	0.0%	15.8%
Lions Gate Entertainment Corp.	0.45	0.35	5.50%	1.50%	8.5%	7.0%	0.0%	7.1%
Marvel Entertainment, Inc.	0.99	0.92	5.50%	1.47%	11.5%	4.2%	0.0%	10.4%
News Corp.	0.92	0.79	5.50%	-0.34%	9.3%	7.1%	0.0%	8.2%
Time Warner Inc.	0.99	0.72	5.50%	-0.34%	9.7%	6.4%	0.0%	7.4%
Viacom, Inc.	0.86	0.71	5.50%	-0.34%	8.9%	6.0%	0.0%	7.6%
Median	0.99	0.83			9.7%	6.4%	0.0%	8.2%
Mean	1.03	0.90			11.0%	5.5%	0.0%	9.7%

Excluded from mean and median calculations.

Footnotes on next page.

27

Houlihan Lokey Discounted Cash Flow Approach WEIGHTED AVERAGE COST OF CAPITAL (CONTINUED) Footnotes: 1 Debt amounts based on most recent public filing, which was 3/31/2008. 2 Equity market value based on closing stock price on May 20, 2008 and on reported fully-diluted shares as of the most recent filing stated in footnote 1. 3 Total capitalization equal to equity market value + debt outstanding + preferred stock. 4 Based on actual beta as per Bloomberg as of May 20, 2008. 5 Unlevered Beta = Levered Beta / (1+ (1 — Tax Rate) * (Debt / Equity Market Value)) . 6 Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials. 7 Morningstar, Stocks, Bonds, Bills and Inflation 2008 Yearbook, pp. 130, 131 and 137. 8 Cost of Equity=Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of May 20, 2008, based on 20-year U.S. Treasury Bond Yield. 9 Based on selected company weighted average interest rate per most recent public filings. 10 Weighted Average Cost of Capital (WACC) = (Cost of Debt) * (1 — Tax Rate) * (Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization). See next page for tax rate assumption. 28

Houlihan Lokey Discounted Cash Flow Approach INDICATED WEIGHTED AVERAGE COST OF CAPITAL (CONTINUED) Market Assumptions 20-Year Treasury Bond Yield (1) 4.55% Equity Risk Premium (2) 5.50% Size Risk Premium (3) 2.56% Tax Rate (4) 40.00% Beta Assumptions Selected Unlevered Beta (5) 0.90 Levered Beta (6) 1.05 Capital Structure Assumptions Preferred to Total Capitalization (7) 0.0% Debt to Total Capitalization (8) 21.2% Equity to Total Capitalization (9) 78.8% Cost of Debt (10) 6.4% Cost of Preferred 0.0% Cost of Equity (11) 12.9% Indicated Weighted Average Cost of Capital (rounded) (12) 11.0% CKX Inc. Weighted Average Cost of Capital (rounded) 14.3% Concluded Weighted Average Cost of Capital — Core Businesses 13.0% Concluded Weighted Average Cost of Capital — Non-Core Businesses (13) 19.0% 1 Risk Free Rate of Return as of May 20, 2008 based on 20-year U.S. Treasury Bond Yield. 2 Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials. 3 Morningstar, Stocks, Bonds, Bills and Inflation 2008 Yearbook, pp. 130, 131 and 137. 4 As per Company management. 5 Based on selected companies’ unlevered betas as listed on previous page 6 Levered Beta = Unlevered Beta * (1+ (Debt/Equity Market Value) * (1 — Tax Rate)) . 7 Based on selected companies’ Preferred Stock to Total Capitalization listed on previous page. Preferred Stock and Total Capitalization as of May 20, 2008. 8 Based on selected companies’ Debt to Total Capitalization listed on previous page. Debt Outstanding and Total Capitalization as of May 20, 2008. 9 Based on selected companies’ Equity Market Value to Total Capitalization listed on previous page. Equity Market Value and Total Capitalization as of May 20, 2008. 10 Based on selected companies’ cost of debt listed on previous page. 11 Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. 12 Weighted Average Cost of Capital (WACC) = (Cost of Debt) * (1 — Tax Rate) * (Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Preferred Stock to Total Capitalization). 13 Calculated including 10.0 percent company specific risk premium to reflect execution risk of developing new revenue streams and business lines. 29

Financial Analysis Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach Valuation of License Agreements

Houlihan Lokey Price per Share Range (Rounded) 8.40 —10.10 Public Price Approach SUMMARY (figures in millions, except price per share) As of May 12, 2008 Low High Closing Stock Price as of5/12/2008 $9.70 5-Day Range $8.90 —$10.00 30-Day Range 8.17 —10.00 90-Day Range 8.02 —10.39 Market Value of Equity (1) (2) $818.5 —$984.1 Add: Net Debt (2) 46.7 —46.7 Add: Minority Interest (2) 4.7 —4.7 Add: Preferred Stock (2) 22.8 —22.8 Enterprise Value (Rounded) $890.0 —$1,060.0 Source: Capital IQ Note: Closing stock price as of 5/12/2008 the day prior to the announced revised offer of $12.00 per share 1 Based on fully diluted shares outstanding of 97.4 million per the Company’s Form 10-Q for the period ended March 31, 2008. 2 Per the Company’s Form 10-Q for the period ended March 31, 2008.

Houlihan Lokey Public Price Approach TRADING SNAPSHOT (figures in millions, except per share data) Public Market Enterprise Value 52-week High $15.34 90-day Average Daily Trading Volume 0.09 52-week Low $8.02 Equity Analyst Coverage 1 Fully Diluted Shares Outstanding (1) 97.4 Stock Price (2) $9.70 Market Value of Equity $945.1 Add: Total Debt (3) 102.6 Add: Preferred Stock (3) 22.8 Add: Minority Interest (3) 4.7 Less: Cash (3) 55.9 Public Market Enterprise Value (rounded) $1,020.0 Total Public Float 52.3 % of Total Basic Shares Outstanding 53.7% Institutional Holdings % of Total Shares Outstanding 50.6% % of Total Public Float 94.2% Source: Capital IQ 1 Based on fully diluted shares outstanding of 97.4 million per the Company’s Form 10-Q for the period ended March 31, 2008. 2 Closing stock price as of 5/12/2008 the day prior to the announced revised offer of $12.00 per share. 3 Per the Company’s Form 10-Q for the period ended March 31, 2008.

Financial Analysis Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach Valuation of License Agreements

Houlihan Lokey Valuation of License Agreements FXRE LICENSING FEE VALUATION SUMMARY (figures in millions) Indicated Segment Discounted Cash Flow Summary Value Range FXRE License Fee — EPE $161.0 —$198.0 Percentage Allocated to the Company @ 85% (1) 136.9 —168.3 FXRE License Fee — MAE $12.0 —$15.0 Percentage Allocated to the Company @ 80% (1) 9.6 —12.0 Indicated Value Range (rounded) $146.0 —$180.0 1 Per Company management.

Houlihan Lokey Valuation of License Agreements DISCOUNTED CASH FLOW VALUATION — EPE (figures in millions) Revenue (1) Revenue Growth % Add: Adjustments Adjusted EBIT EBIT Margin % Less: Taxes Debt-Free Earnings Less: Capital Expenditures Less: Working Capital Requirements Add: Depreciation and Amortization Total Net Investment Net Debt-Free Cash Flows Discount Period Discount Factor @ 13.0% Present Value of Net Debt-Free Cash Flows Projected FYE December 31, 2008 2009 2010 2011 2012 2013 $9.0 NA $9.0 NA — $9.0 NA 3.6 $5.4 $9.0 100.0% 3.6 $5.4 — — — — $5.4 1.00 0.88 $4.8 $5.4 2.00 0.78 $4.2 Sensitivity Analysis: Enterprise Value Discount Rate $18.0 $18.0 $21.6 $45.4 100.0% 0.0% 20.0% 110.1% -— $18.0 $18.0 $21.6 $45.4 100.0% 100.0% 100.0% 100.0% 7.2 7.2 8.6 18.2 $10.8 $10.8 $13.0 $27.2 -— -— -— -— $10.8 $10.8 $13.0 $27.2 3.00 4.00 5.00 6.00 0.69 0.61 0.54 0.48 $7.5 $6.6 $7.0 $13.1 Gordon Growth Rate 2.0% 2.5% 3.0% 3.5% 4.0% 12.0% 12.5% $185.5 $174.5 $164.5 $193.6 $181.7 $170.9 $202.7 $189.6 $177.9 $212.8 $198.5 $185.7 $224.1 $208.3 $194.3 13.0% 13.5% 14.0% $155.4 $147.1 $161.1 $152.3 $167.4 $157.9 $174.3 $164.0 $181.9 $170.7 DCF Assumptions Discount Rate (2) 13.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (3.0% Growth Rate) $28.0 Gordon Growth Rate 3.0% Terminal Value $280.4 Discount Period 6.00 Discount Factor @ 13.0% 0.48 PV of Terminal Value $134.7 Distribution of Value Period Cash Flow 24.3% Terminal Cash Flow Total 75.7% 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 6.2x Indicated Enterprise Value $161.0 —$198.0 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt” . 1 Based on the greater of the contractual minimum guarantees under the EPE license agreement or the projected 3 percent royalties to the Company from the Phase I development only of FX Luxury. 2 Refer to page titled “Weighted Average Cost of Capital (WACC)” .

Houlihan Lokey Valuation of License Agreements DISCOUNTED CASH FLOW VALUATION — MAE (figures in millions) Revenue (1) Revenue Growth % Add: Adjustments Adjusted EBIT EBIT Margin % Less: Taxes Debt-Free Earnings Less: Capital Expenditures Less: Working Capital Requirements Add: Depreciation and Amortization Total Net Investment Net Debt-Free Cash Flows Discount Period Discount Factor @ 13.0% Projected FYE December 31, 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 $1.0 $1.0 $2.0 $2.0 $2.0 $3.0 $3.0 $3.0 $3.0 $3.0 NA NA 100.0% 0.0% 0.0% 50.0% 0.0% 0.0% 0.0% 0.0% $1.0 $1.0 $2.0 $2.0 $2.0 $3.0 $3.0 $3.0 $3.0 $3.0 NA 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 0.4 0.4 0.8 0.8 0.8 $0.6 $0.6 $1.2 $1.2 $1.2 $0.6 $0.6 $1.2 $1.2 $1.2 1.00 2.00 3.00 4.00 5.00 0.88 0.78 0.69 0.61 0.54 Present Value of Net Debt-Free Cash Flows $0.5 $0.5 $0.8 $0.7 $0.7 Sensitivity Analysis: Enterprise Value Gordon Growth Rate Discount Rate 4.0% 4.5% 5.0% 5.5% 6.0% 12.0% 12.5% $14.5 $13.6 $12.8 $15.1 $14.1 $13.2 $15.7 $14.6 $13.6 $16.4 $15.2 $14.1 $17.2 $15.9 $14.7 13.0% 13.5% 14.0% $12.1 $11.4 $12.4 $11.7 $12.8 $12.0 $13.2 $12.4 $13.7 $12.8 1.2 1.2 1.2 1.2 1.2 $1.8 $1.8 $1.8 $1.8 $1.8 $1.8 $1.8 $1.8 $1.8 $1.8 6.00 7.00 8.00 9.00 10.00 0.48 0.43 0.38 0.33 0.29 $0.9 $0.8 $0.7 $0.6 $0.5 DCF Assumptions Discount Rate (2) 13.0% Tax Rate 40.0% Terminal Value Assumptions 2017 Cash Flow (5.0% Growth Rate) Gordon Growth Rate Terminal Value Discount Period Discount Factor @ 13.0% PV of Terminal Value $1.9 5.0% $23.6 10.00 0.29 $7.0 Distribution of Value Period Cash Flow 48.9% Terminal Cash Flow Total 51.1% 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 7.9x Indicated Enterprise Value $12.0 —$15.0 Source: Based on projections provided by Company management in files entitled “2008 five year planv9.xls” and “Q1 2008 Financial Overview final.ppt”. 1 Based on the contractual minimum guarantees under the MAE License Agreement in light of such guarantees exceeding projected royalty payments otherwise owed. 2 Refer to page titled “Weighted Average Cost of Capital (WACC)”.

Appendices

Appendices Supplemental Schedules

Houlihan Lokey

CKX

Supplemental Schedules

PRIOR REFERENCE RANGE SUMMARY[1]

(figures in millions, except price per share)

	Market Multiple Approach		Selected Transaction Approach		Discounted Cash Flow Approach		Public Price Approach	
	Low	High	Low	High	Low	High	Low	High
Enterprise Value [2]	**$1,080.0**	**$1,170.0**	**$1,010.0**	**$1,080.0**	**$1,280.0**	**$1,715.0**	**$980.0**	**$1,170.0**
Add: PV of License Agreements [3]	136.0	136.0	136.0	136.0	136.0	136.0	136.0	136.0
Add: 25% Interest in FXRE [4]	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Adjusted Enterprise Value	**$1,266.0**	**$1,356.0**	**$1,196.0**	**$1,266.0**	**$1,466.0**	**$1,901.0**	**$1,166.0**	**$1,356.0**
Add: Cash [5]	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4
Less: Debt [5]	103.2	103.2	103.2	103.2	103.2	103.2	103.2	103.2
Less: Minority Interest [6]	0.0	0.0	0.0	0.0	0.0	0.0	4.1	4.1
Less: Preferred Stock [5]	22.8	22.8	22.8	22.8	22.8	22.8	22.8	22.8
Equity Value	$1,202.4	$1,292.4	$1,132.4	$1,202.4	$1,402.4	$1,837.4	$1,098.3	$1,288.3
Price per Share [7]	**$12.36**	**$13.28**	**$11.64**	**$12.36**	**$14.41**	**$18.88**	**$11.29**	**$13.24**
Offer Price [8]	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75

Source: Based on proforma financials and projections provided by Company management in files entitled "2008 five year planv9.xls", "ltm.xls" and "Q1 2008 Financial Overview final.ppt".

[1] Excerpted from prior Houlihan Lokey analysis as of September 27, 2007.

[2] CKX core operations and new initiatives.

[3] Projected payments under the EPE License Agreement are based on the greater of the contractual minimum guarantees, or the 3 percent royalties for the Phase I development only of FX Luxury. Projected MAE license payments are based on the contractual minimum guarantees in light of such guarantees exceeding projected royalty payments otherwise owed.

[4] Related to the remaining 25 percent interest in FXRE being distributed to CKX shareholders under the previously revised Transaction terms. Based on the Company's initial investment of $100 million.

[5] As per the Company's latest unaudited financial statements as of 8/31/2007.

[6] Minority interest has been captured in other approaches through adjustments to representative levels.

[7] Based on 97.3 million fully diluted shares of CKX on Form 10-Q for the period ended June 30, 2007.

39

Houlihan Lokey Supplemental Schedules 13E-3 PREMIUMS PAID ANALYSIS 13e-3 Premiums Analysis1 Stock Price Premium Median/Mean 40.0% 35.0% 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% 1 Trading Day 1 Trading Day 5 Trading Day 5 Trading Day Median Mean Median Mean 25.5% 25.0% 25.8% 19.3% 18.1% 17.8% 1-Week Premium: 28.2% 1-Day Premium: 23.7% Source: Capital IQ 1 Based on the premium to stock price in 13e-3 transactions filed with the SEC for the period of 1/1/2004 — 5/20/2008. 1-Month Premium: 34.4% 20 Trading Day 20 Trading Day Median Mean

Houlihan Lokey Supplemental Schedules DCF SENSITIVITY ANALYSIS Discounted Cash Flow Approach (2013) 50% New Initiatives Downside $20.00 $18.00 $16.00 $14.00 $12.00 $10.00 $8.00 $6.00 $12.12 $11.84 $13.45 $12.97 $10.40 $10.68 $17.40 $17.78 $15.55 $15.83 $13.57 $13.30 Per Share Consideration: $12.00 (1) May 31, 2007 Share Price: $10.63 (2) May 12, 2008 Share Price: $9.70 (3) Price per Share 1 Based on the proposed Amendment No. 4 to Agreement. Discounted Cash Flow Approach (2012) Base Case Discounted Cash Flow Approach (2013) Base Case Discounted Cash Flow Approach (2012) 25% New Initiatives Downside Discounted Cash Flow Approach (2013) 25% New Initiatives Downside Discounted Cash Flow Approach (2012) 50% New Initiatives Downside 2 CKX closing stock price as of May 31, 2007 the day prior to the announcement of the original Transaction at $13.75 per share. 3 CKX closing stock price as of May 12, 2008 the day prior to the announced revised offer of $12.00 per share.

Houlihan Lokey

CKX

Supplemental Schedules

DCF Sensitivity Analysis (continued)[1]

($ in millions)

	For the Fiscal Year Ending December 31,					
Base Case [2]	**2008**	**2009**	**2010**	**2011**	**2012**	**2013**
Core Revenue [3]	$273.7	$283.1	$297.5	$318.3	$346.9	$373.9
New Initiatives Revenue [4]	7.7	23.0	91.7	213.0	307.0	372.0
Total Revenue	**$281.3**	**$306.1**	**$389.2**	**$531.4**	**$653.9**	**$745.9**
Core EBITDA	$93.6	$107.5	$123.8	$144.5	$165.4	$182.5
New Initiatives EBITDA	(8.0)	10.1	54.6	138.3	201.1	246.0
Total EBITDA	**$85.6**	**$117.6**	**$178.3**	**$282.8**	**$366.6**	**$428.5**
Downside Case - 25% Reduction to New Initiatives [5]						
Core Revenue [3]	$273.7	$283.1	$297.5	$318.3	$346.9	$373.9
New Initiatives Revenue [4]	5.7	17.3	68.7	159.8	230.3	279.0
Total Revenue	**$279.4**	**$300.3**	**$366.3**	**$478.1**	**$577.1**	**$652.9**
Core EBITDA	$93.6	$107.5	$123.8	$144.5	$165.4	$182.5
New Initiatives EBITDA	(6.0)	7.6	40.9	103.7	150.9	184.5
Total EBITDA	**$87.6**	**$115.1**	**$164.7**	**$248.2**	**$316.3**	**$367.0**
Downside Case - 50% Reduction to New Initiatives [6]						
Core Revenue [3]	$273.7	$283.1	$297.5	$318.3	$346.9	$373.9
New Initiatives Revenue [4]	3.8	11.5	45.8	106.5	153.5	186.0
Total Revenue	**$277.5**	**$294.6**	**$343.4**	**$424.9**	**$500.4**	**$559.9**
Core EBITDA	$93.6	$107.5	$123.8	$144.5	$165.4	$182.5
New Initiatives EBITDA	(4.0)	5.0	27.3	69.1	100.6	123.0
Total EBITDA	**$89.6**	**$112.6**	**$151.1**	**$213.7**	**$266.0**	**$305.5**

[1] *Excludes FXRE license fees.*
[2] *Base case revenue and EBITDA based on projections provided by Company management. Source: Based on proforma financials and projections provided by Company management in files entitled "consolidated financial model.xls" and "Q2 2007 Financial Overview final.ppt".*
[3] *Includes American Idol, Non-Us Idol, So You Think You Can Dance, Music, Beckhams, MBST, EPE Licensing/Royalties, Core Graceland Operations, Other Elvis Content and MAE.*
[4] *Includes US Artist Band Show, Land-Based Attractions, New TV Development Projects, Now TV, Digital Idol, Most Beautiful Girl, MAAS, Tim Lovejoy, New Graceland Operations, Cirque Du Soleil Show and Ali Experience.*
[5] *Based on a 25% reduction to New Initiatives revenue and EBITDA.*
[6] *Based on a 50% reduction to New Initiatives revenue and EBITDA.*

42

Houlihan Lokey
CKX

Supplemental Schedules

Comparison of Projections

($ in millions)

Business Segments [1]	For the Fiscal Year Ending December 31, 2007	2008	2009	2010	2011	2012	2013
Consolidated Revenue (9/2007)	$247.3	$276.5	$342.4	$460.1	$580.0	$683.5	NA
Consolidated Revenue (5/2008)	268.3	281.3	306.1	389.2	531.4	653.9	745.9
Percentage Variance	**8.5%**	**1.7%**	**-10.6%**	**-15.4%**	**-8.4%**	**-4.3%**	**NA**
Consolidated EBITDA (9/2007)	$69.2	$111.6	$164.2	$263.5	$345.8	$414.9	NA
Consolidated EBITDA (5/2008)	73.8	85.6	117.6	178.3	282.8	366.6	428.5
Percentage Variance	**6.6%**	**-23.3%**	**-28.3%**	**-32.3%**	**-18.2%**	**-11.7%**	**NA**
Total Core Revenue (9/2007) [2]	$247.3	$245.0	$262.8	$276.1	$294.2	$319.0	NA
Total Core Revenue (5/2008) [2]	262.4	273.7	283.1	297.5	318.3	346.9	373.9
Percentage Variance	**6.1%**	**11.7%**	**7.7%**	**7.8%**	**8.2%**	**8.7%**	**NA**
Total Core EBITDA (9/2007)	$69.2	$87.7	$103.7	$126.9	$143.6	$163.9	NA
Total Core EBITDA (5/2008)	77.6	93.6	107.5	123.8	144.5	165.4	182.5
Percentage Variance	**12.1%**	**6.8%**	**3.7%**	**-2.5%**	**0.6%**	**0.9%**	**NA**
Total New Initiatives Revenue (9/2007) [3]	$0.0	$31.5	$79.6	$184.0	$285.8	$364.5	NA
Total New Initiatives Revenue (5/2008) [3]	6.0	7.7	23.0	91.7	213.0	307.0	372.0
Percentage Variance	**NMF**	**-75.7%**	**-71.1%**	**-50.2%**	**-25.5%**	**-15.8%**	**NA**
Total New Initiatives EBITDA (9/2007)	$0.0	$23.9	$60.5	$136.6	$202.1	$251.0	NA
Total New Initiatives EBITDA (5/2008)	(3.8)	(8.0)	10.1	54.6	138.3	201.1	246.0
Percentage Variance	**NMF**	**-133.4%**	**-83.3%**	**-60.1%**	**-31.6%**	**-19.9%**	**NA**

Comparison of Discounted Cash Flow Analysis [4]

	Price Per Share		Key Assumptions
As of September 25, 2007	$14.41	$18.88	Core Discount Rate: 12.5% - 13.5%, New Discount Rate: 17.0% - 21.0%, Core Terminal Growth: 2.5% - 3.5%, New Terminal Growth Rate: 4.5% - 5.5%
As of May 20, 2008 (2012 Terminal Growth Year)	$12.97	$17.40	Core Discount Rate: 12.5% - 13.5%, New Discount Rate: 17.0% - 21.0%, Core Terminal Growth: 2.5% - 3.5%, New Terminal Growth Rate: 4.5% - 5.5%
As of May 20, 2008 (2013 Terminal Growth Year)	$13.45	$17.78	Core Discount Rate: 12.5% - 13.5%, New Discount Rate: 17.0% - 21.0%, Core Terminal Growth: 1.5% - 3.5%, New Terminal Growth Rate: 3.5% - 4.5%

Source: 9/2007 based on proforma financials and projections provided by Company management in files entitled "consolidated financial model.xls" and "Q2 2007 Financial Overview final.ppt".
Source: 5/2008 based on proforma financials and projections provided by Company management in files entitled "2008 five year planv9.xls", "ltm.xls" and "Q1 2008 Financial Overview final.ppt".
[1] Telephony and Internet for 19 Entertainment were reclassified by HL under Core revenue and EBITDA. Under prior analysis, Telephony and Internet were classified under New Initiatives.
[2] Includes American Idol, Non-Us Idol, So You Think You Can Dance, Music, Beckhams, MBST, EPE Licensing/Royalties, Core Graceland Operations, Other Elvis Content and MAE. The analysis does not include FXRE license fees as they have been considered separately.
[3] Includes US Artist Band Show, Land-Based Attractions, New TV Development Projects, Now TV, Digital Idol, Most Beautiful Girl, MAAS, Tim Lovejoy, New Graceland Operations, Cirque Du Soleil Show and Ali Experience.
[4] Reflects HL assumptions used in our September 25, 2007 analysis compared to the May 20, 2008 analyses, together with resulting price per share ranges.

43